Exhibit 1

                          PENINSULA GAMING COMPANY, LLC
                             PENINSULA GAMING CORP.
                         PENINSULA GAMING PARTNERS, LLC

                           71,000 Units consisting of
                $71,000,000 12.25% Senior Secured Notes due 2006
             with 500,000 Convertible Preferred Membership Interests

                               PURCHASE AGREEMENT

                                                                    July 8, 1999

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

            Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), Peninsula Gaming Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("PGC") and Peninsula Gaming Partners, LLC, a Delaware limited liability company and direct and indirect parent of the Company and PGC, respectively ("PGP" and, together with the Company and PGC, the "Issuers"), hereby agree with you as follows:

            1. Issuance of Securities. The Company and PGC (collectively, the "Note Issuers") propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") $71,000,000 aggregate principal amount of 12.25% Senior Secured Notes due 2006, Series A of the Note Issuers (the "Series A Notes"). The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of July 15, 1999, by and among the Note Issuers, any future subsidiary guarantors (the "Guarantors"), and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee"). The Guarantors will unconditionally guarantee the obligations under the Notes (defined below) and the Indenture (collectively, the "Guaranty"). The obligations under the Notes will be secured by mortgages on, security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") of the Company and certain of its future subsidiaries (collectively, the "Grantors") as set forth in the Offering Circular (defined below).

            PGP proposes to issue and sell to the Initial Purchaser 500,000 convertible preferred membership interests of PGP (the "Convertible Preferred Membership Interests"). The Convertible Preferred Membership Interests will be convertible into non-voting common membership interests of PGP (the "Common Membership Interests"). The Convertible Preferred

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Membership Interests and the Common Membership Interests are to be issued pursuant to the provisions of PGP's operating agreement (the "PGP Operating Agreement"), the terms and provisions of which are more fully described in the Offering Circular.

            The Series A Notes and the Convertible Preferred Membership Interests will be sold in units (the "Units"), each unit consisting of $1,000 principal amount of Series A Notes and 7.042 Convertible Preferred Membership Interests. The Series A Notes and Convertible Preferred Membership Interests will be separately transferable immediately upon issuance.

            The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering circular, dated July 1, 1999 (the "Preliminary Offering Circular"), and a final offering circular, dated July 8, 1999 (the "Offering Circular"), relating to the offer and sale of the Units (the "Offering").

            Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes and the certificates representing, the Convertible Preferred Membership Interests and the Common Membership Interests shall bear the legends set forth in the Offering Circular:

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, (a) the Note Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Series A Notes, the Grantors shall grant the Security Interests), and the Initial Purchaser agrees to purchase from the Note Issuers, $70,000,000 aggregate principal amount of the Series A Notes and (b) PGP shall issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from PGP, 500,000 Convertible Preferred Membership Interests. The purchase price for each Unit shall be $1,030.72, representing 98.847% of the principal amount of each Series A Note and $42.25 for each Convertible Preferred Membership Interest, less the Initial Purchaser's discount of $39.437 per unit.

            3. Terms of Offering. The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the "Exempt Resales") some or all of the Units purchased by the Initial Purchaser hereunder (and in certain cases, Notes and/or Convertible Preferred Membership Interests) on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (b) a limited number of institutional "accredited investors," as defined in Rule 501(a)(l), (2), (3) or (7) under the Act ("Accredited Investors" and, together with QIBs, "Eligible Initial Purchasers").

            Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date (as defined below). Pursuant to


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the Registration Rights Agreement, the Note Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "Commission")
(a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, the 12.25% Senior Secured Notes due 2006, Series B, of the Note Issuers (the "Series B Notes" and, together with the Series A Notes, each with the Guaranty endorsed thereon, if any, the "Notes"), identical in all material respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement) to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes.

            Holders of the Convertible Preferred Membership Interests will have not have any registration rights. Holders of the Common Membership Interests will have the registration rights set forth in the PGP Operating Agreement.

            On the Closing Date, the Company will enter into certain security and pledge agreements, mortgages and certain other documents (collectively, the "Security Documents") that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Note Issuers, the Guarantors, if any, and the Grantors under the Indenture, the Notes and the Security Documents.

            Pursuant to the terms of the Asset Purchase and Sale Agreement dated as of January 15, 1999, as amended (the "Asset Acquisition Agreement"), by and between Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company ("GDREC"), and PGP (formerly AB Capital, LLC), PGP or its permitted designee will purchase (the "Asset Acquisition") certain assets from GDREC, including the assets comprising the Diamond Jo riverboat casino located in Dubuque, Iowa (the "Diamond Jo"). Pursuant to the terms of the Real Property Purchase and Sale Agreement dated as of January 15,1999 (the "Property Acquisition Agreement" and, together with the Asset Acquisition Agreement, the "Acquisition Agreements"), by and between Harbor Community Investment, L.C., an Iowa limited liability company ("HCI"), and PGP (formerly AB Capital, LLC), PGP or its permitted designee will purchase (the "Real Property Acquisition") certain related real property (the "Real Property") adjacent to the Diamond Jo from HCI. PGP will assign the Acquisition Agreements to the Company on or prior to the Closing Date. Upon consummation of the Asset Acquisition and the Real Property Acquisition (collectively, the "Acquisitions"), the Company will own the Diamond Jo and the Real Property. In connection with the Acquisitions, PGP will contribute $9,000,000 in cash to the operating capital of the Company (the "Capital Contribution"), $6,000,000 of which will be contributed to the capital of PGP by members of PGP on the Closing Date and $3,000,000 of which will be raised in the Offering through the sale of the Convertible Preferred Membership Interests. On the Closing Date, PGP will contribute the Capital Contribution to the Company. The Company will apply the proceeds of the offering of the Series A Notes and the Capital Contribution to pay the purchase price in connection


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with the Real Property Acquisition, to partially pay the purchase price in connection with the Asset Acquisition, to pay related fees and expenses, and for general corporate purposes, all on the Closing Date. The remaining $7,000,000 of the purchase price in connection with the Asset Acquisition will take the form of preferred membership interests in the Company (the "Company Preferred Membership Interests"), which will be issued to GDREC on the Closing Date (the "Preferred Payment").

            This Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Notes, the Acquisition Agreements, the PGP Operating Agreement and all other documents or instruments executed by the Issuers in connection with the transactions contemplated hereby and thereby are referred to herein as the "Documents." The transactions contemplated by the Documents, including without limitation the Preferred Payment, the Offering, the Capital Contribution, and the use of the proceeds therefrom as described in the Offering Circular, including the Acquisitions, are collectively referred to herein as the "Transactions." The Units, the Notes, the Convertible Preferred Membership Interests and the Common Membership Interests are referred to herein as the "Securities". Unless the context requires otherwise, all agreements, representations and warranties of the Issuers set forth in this Agreement are made after giving pro forma effect to the Transactions.

            4. Delivery and Payment. Delivery to the Initial Purchaser of and payment for the Units shall be made at a Closing (the "Closing") to be held at 10:00 a.m., New York City time, on July 15, 1999 (the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897. The Closing Date and the location of delivery of and the form of payment for the Units may be varied by agreement between the Initial Purchaser and the Issuers.

            The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Units, comprised of the Series A Notes and the Convertible Preferred Membership Interests, each in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing.

            The certificates representing the Units in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date.

            5. Agreement of the Issuers. The Issuers, jointly and severally, hereby agree:

                  (a) To (i) advise the Initial Purchaser promptly after obtaining actual knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A)


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      the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use their commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, and
      (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

                  (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within two business days after being furnished a copy thereof.

                  (d) So long as the Initial Purchaser shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser, upon advice of legal counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if in the reasonable judgment of the Issuers it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, forthwith to prepare an appropriate


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

      amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

                  (e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that the Issuers shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the issuance and delivery of the Securities, including the fees of the Trustee, (D) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification, (E) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, and (F) the preparation of the Securities, (ii) all fees and expenses of the counsel and accountants of the Issuers, (iii) all expenses and listing fees in connection with the application for quotation of the Notes in the NASD Automated Quotation System - PORTAL ("PORTAL"), (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes and (vi) all out-of-pocket fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchaser in connection with the preparation, negotiation and execution of the Documents and the consummation of the Transactions.

                  (g) PGP shall contribute the proceeds from the sale of the Convertible Preferred Membership Interests together with an additional $6,000,000 to the Company, and the Company will use the Capital Contribution and the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."


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                  (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, each of the Company and PGC hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Agent in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

                  (i) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

                  (j) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of any of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Units, the Series A Notes or the Preferred Membership Interests in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Eligible Initial Purchasers of the Units, the Series A Notes or the Preferred Membership Interests.

                  (k) For so long as any of the Notes remain outstanding, during any period in which any of the Note Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Eligible Initial Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

                  (1) To comply with the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (m) To use their commercially reasonable efforts to effect the inclusion of the Notes in PORTAL.

                  (n) For so long as the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchaser (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants, and (B) all reports that would be


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      required to be filed with the Commission on Form 8-K if the Company were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or such other registration statement with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

                  (o) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d) hereof, or (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (p) Not to, directly or indirectly, without the prior consent of the Initial Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any securities of any of the Issuers for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement, the Offering Circular and the PGP Operating Agreement (including, without limitation, grants of options to purchase Common Membership Interests to managers and/or members of management of PGP and/or the Company).

                  (q) To take all actions necessary to assure that a sufficient number of Common Membership Interests will be available for issuance upon the exercise of the Convertible Preferred Membership Interests.

                  (r) At any time prior to the completion of the resale by the Initial Purchaser of the Units, the Notes or the Preferred Membership Interests, to notify the Initial Purchaser promptly in writing upon becoming aware if any of the Issuers or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(ee) hereof.

            6. Representations and Warranties of the Issuers. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser that as of the Closing Date:

                  (a) The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for


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      pricing terms and other financial terms intentionally left blank)
      necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-l filed under the Act.

                  (b) There are no securities of any of the Issuers registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A.

                  (c) Each of the Issuers (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either the Issuers, taken as a whole, or the Note Issuers, taken as a whole, (B) the ability of any of the Issuers to perform their obligations in all material respects under any of the Documents, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Documents or the consummation of any of the Transactions (each, a "Material Adverse Effect").

                  (d) Immediately following the Closing, (i) the Company will have no direct or indirect subsidiaries other than PGC, (ii) PGC will have no direct or indirect subsidiaries, and (iii) PGP will have no direct or indirect subsidiaries other than the Company and PGC. Except as disclosed in the Offering Circular, there are no outstanding (A) securities convertible into or exchangeable for any capital stock of PGC or any membership interests of either of the Company or PGP, (B) options, warrants or other rights to purchase or subscribe for capital stock of PGC or any membership interests of either of the Company or


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

      PGP or securities convertible into or exchangeable for capital stock of PGC or any membership interests of either of the Company or PGP, or (C) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of PGC or any membership interests of either of the Company or PGP, any such convertible or exchangeable securities or any such options, warrants or rights. Except as disclosed in the Offering Circular, immediately following the Closing, none of the Issuers will directly or indirectly own any capital stock or other equity interest in any person.

                  (e) All of the outstanding shares of capital stock or membership interests, as the case may be, of each of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The Company Preferred Membership Interests have been duly authorized and, when issued and delivered to GDREC, will be validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. The common membership interests of the Company (the "Company Common Membership Interests") have been duly authorized and, when issued and delivered to PGP in exchange for the Capital Contribution, will be validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. All of the outstanding shares of capital stock of PGC are owned directly by the Company, free and clear of all Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture) and all outstanding membership interests of the Company are owned directly by PGP, free and clear of all Liens other than Permitted Liens, except for the Preferred Membership Interests which will be owned by GDREC upon consummation of the Acquisitions. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the pro forma capitalization of the Company after giving effect to the Acquisitions and
      (ii) the pro forma as adjusted capitalization of the Company after giving effect to the Transactions. The membership interests of the Company and PGP and the capital stock of PGC conform in all material respect to the description thereof in the Offering Circular. Except as set forth in such table, immediately following the Closing, none of the Issuers will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the Financial Statements (defined below), or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (f) Except for this Agreement and the Registration Rights Agreement, and as disclosed in the Offering Circular, none of the Issuers has entered into any agreement (i) to register any of its securities under the Act, or (ii) to purchase or offer to purchase any securities of any of the Issuers or any of their respective affiliates.

                  (g) Each of the Issuers has all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby. Each of the Documents has been duly authorized by each of the Issuers that is or will be a party thereto, and this Agreement is, and, when executed and delivered on the Closing Date, each other Document will be, a legal, valid and binding obligation of each of the Issuers that is or will be a party thereto, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Each of the Acquisition Agreements has been duly authorized by PGP (formerly AB Capital, LLC), and each of the Acquisition Agreements is a legal, valid and binding obligation of PGP, enforceable against PGP in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When each of the Acquisition Agreements is assigned to the Company, each of the Acquisition Agreements will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, each of the Documents will conform in all material respects to the description thereof in the Offering Circular. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

                  (h) The Series A Notes have been duly authorized by each of the Note Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will be legal, valid and binding obligations of each of the Note Issuers, enforceable against each of the Note Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The Series B Notes have been duly authorized by each of the Note Issuers and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of each of the Note Issuers, enforceable against each of the
      Note Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The Notes rank and will rank on a parity with all senior indebtedness of each of the Note Issuers that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of each of the Note Issuers that is outstanding on the date hereof or that may be incurred hereafter, and will conform in all material respects to the description thereof contained in the Offering Circular.

                  (i) The Convertible Preferred Membership Interests have been duly authorized by PGP for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and delivered in accordance with the terms hereof, the Convertible Preferred Membership Interests will be validly issued, fully paid and nonassessable, will not be issued in violation of, and will not be subject to any preemptive or similar rights, and will conform in all material respects to the description thereof contained in the Offering Circular. Each Convertible Preferred Membership Interest is initially convertible into 7.042 Common Membership Interests. The Common Membership Interests issuable upon conversion of the Convertible Preferred Membership Interests have been duly authorized upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, will not be issued in violation of, and will not be subject to any preemptive or similar rights, and will conform in all material respects to the description thereof contained in the Offering Circular.

                  (j) The Company is not in violation of its certificate of formation or operating agreement (the "Company Charter Documents"), PGC is not in violation of its charter or by-laws (the "PGC Charter Documents") and PGP is not in violation of its certificate of formation or operating agreement (the "PGP Documents" and, together with the Company Charter Documents and the PGC Charter Documents, the "Charter Documents"). None of the Issuers is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law and Chapter 99F of the Code of Iowa (1999), as amended from time to time, including the rules and regulations promulgated thereunder) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any government, governmental or regulatory agency or body (including, without limitation, the Iowa Racing and Gaming Commission (the "IRGC")), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than as disclosed in the Offering Circular or breaches or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (i) a violation of such Charter Documents or Applicable Laws or (ii) a breach of or default under any Applicable Agreement or (iii) result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, penalties or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (k) Neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any of the Issuers (except pursuant to the Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, other than such breaches, violations or defaults as disclosed in the Offering Circular or that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

                  (l) No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "Permits") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date,
      (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, or (iii) the failure of which to make or obtain could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (m) Except as disclosed in the Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or to the actual knowledge of the Issuers after reasonable inquiry, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuers is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (n) Immediately following the Closing, each of the Issuers and each of their respective directors, members, managers, officers, employees and agents (collectively, the "Regulated Persons") shall have, and will be in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Immediately following the Closing, all such Permits will be valid and in full force and effect. To the actual knowledge of the Issuers, after reasonable inquiry, no event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits. None of the Issuers has actual knowledge, after reasonable inquiry, that any Issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

                  (o) To the actual knowledge of the Issuers, after reasonable inquiry, (i) no Governmental Authority is investigating any Regulated Person (other than ordinary course reviews by the IRGC or the Division of Criminal Investigation of the State of Iowa, incident to the gaming activities of the Company), and (ii) there is no basis for the IRGC to deny the renewal of the current Permits held by any of them.

                  (p) Immediately following the Closing, each of the Issuers (i) will have good title, free and clear of all Liens (other than Permitted Liens), to all property and assets described in the Offering Circular as being owned by it, and (ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee.

                  (q) Immediately following the Closing, (i) the assets of the Company will include all of the assets and properties that will be used in, or are otherwise material to, the conduct of the businesses of the Company as proposed to be conducted, and such assets are in working condition, except where the failure of such assets to be in working condition could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) PGC will have no assets and (iii) PGP will have no assets other than the Company Common Membership Interests received in exchange for the Capital Contribution.

                  (r) Immediately following the Closing, each of the Issuers shall maintain reasonably adequate insurance covering its properties, operations, personnel and businesses against such losses and risks in accordance with customary industry practice.

                  (s) The provisions of the Security Agreement (as defined in the Offering Circular), when executed and delivered by the parties thereto, will create in favor of the Trustee, a legal, valid and enforceable Lien on, and security interest in all of the right, title and interest of the Company in the Collateral described therein. When financing statements have been filed in the appropriate offices in accordance with the terms thereof, the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Company in such of the Collateral described therein as may be perfected by the filing of financing statements, subject to no Liens other than Permitted Liens. The provisions of the Shore Mortgage (as defined in the Offering Circular), when executed and delivered by the parties thereto, will create in favor of the Trustee, a legal, valid and enforceable Lien on all of the right, title and interest of the Company in the property described therein. When the Shore Mortgage is duly recorded in the offices of the County Recorder or the applicable land records of the county in which such property is located, and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise made with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Shore Mortgage shall constitute a fully perfected first priority Lien on such of the property thereunder as may be perfected trough the recording of a Mortgage, subject only to Permitted Liens. The provisions of the Ship Mortgage (as defined in the Offering Circular), when executed and delivered by the parties thereto, will create in favor of the Trustee, a valid and enforceable mortgage on all of the right, title and interest of the Company in the ship described therein. When the Ship Mortgage is duly recorded in the offices of the United States Coast Guard National Vessel Documentation Center and the recording fees and taxes in respect thereof are paid and compliance is otherwise made with the formal requirements of law applicable to the recording of ship mortgages generally, such Ship Mortgage shall constitute a fully perfected first preferred mortgage on the ship as may be perfected trough the recording of a Ship Mortgage, subject only to Permitted Liens.

                  (t) All material Tax returns required to be filed by each of the Issuers have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from each of the Issuers have been paid other than those
      (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the actual knowledge of the Issuers, after reasonable inquiry, there are no proposed Tax assessments against the Issuers that could singly or in the aggregate have a Material Adverse Effect. The accruals and reserves on the books and records of the Issuers in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or trough withholding), including any interest, additions to tax, or penalties applicable thereto.

                  (u) The Company owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of, its businesses, free and clear of all Liens, other than Permitted Liens. To the actual knowledge of the Issuers, after reasonable inquiry, (i) no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers or questioning the validity or effectiveness of any license or agreement related thereto, (ii) there is no valid basis for any such claim (other than any claims that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (iii) the use of such Intellectual Property by any of the Issuers will not infringe on the Intellectual Property rights of any other person.

                  (v) Each of the Issuers maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

                  (w) The audited combined financial statements and related notes of GDREC and HCI contained in the Offering Circular (the "Audited Financial Statements") and the unaudited combined financial statements and related notes of GDREC and HCI contained in the Offering Circular (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") present fairly the combined financial position, results of operations and cash flows of GDREC and HCI, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act. The summary historical combined financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of GDREC and HCI as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Offering Circular are fairly and accurately presented and are based on or derived from sources the Issuers believe to be reliable and accurate. Deloitte & Touche LLP are independent auditors with respect to the Issuers.

                  (x) The unaudited pro forma financial information and related notes of the Company contained in the Offering Circular (the "Pro Forma Financial Information") have been prepared on a basis consistent with the historical financial statements of GDREC and HCI and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed Transactions contemplated by the Offering Circular; and the Pro Forma Financial Information have been prepared in accordance with GAAP and the requirements of Regulation S-X related to pro forma financial statements that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

                  (y) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) none of the Issuers has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or membership interests, as the case may be, or any increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any of the Issuers (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). To the actual knowledge of the Issuers after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except such events that have been adequately disclosed in the Offering Circular.

                  (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any of the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers' retaining any rating assigned to any of the Issuers or any securities of any of the Issuers, or (ii) has indicated to any of the Issuers that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any of the Issuers or any securities of any of the Issuers.

                  (aa) All indebtedness represented by the Series A Notes is being incurred for proper purposes and in good faith. On the Closing Date (after giving effect to the Transactions), the Company will be solvent, and will have on the Closing Date (after giving effect to the Transactions) sufficient capital for carrying on its business and will be on the Closing Date (after giving effect to the Transactions) able to pay its debts as they mature.

                  (bb) None of the Issuers or, to their actual knowledge after reasonable inquiry, anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Issuers to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of the Issuers.

                  (cc) Without limiting clause (1) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Initial Purchasers, (ii) the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchaser and in the Exempt Resales, and
      (iii) the accuracy of the representations made by each Accredited Investor who purchases the Units pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by any of the Issuers or any of their respective affiliates or, to the actual knowledge of the Issuers after, reasonable inquiry, any of their respective representatives in connection with the offer and sale of any of the Units or in connection with Exempt Resales. Except as disclosed in the Offering Circular, no securities of the same class as any of the Securities have been offered, issued or sold by any of the Issuers or any of their respective affiliates within the six-month period immediately prior to the date hereof.

                  (dd) None of the Issuers or any of their respective "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. To the actual knowledge of the Issuers, after reasonable inquiry, no condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in any of the Issuers or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. None of the Issuers or any trade or business under common control with the Issuers (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

                  The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code")

                  (ee) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). None of the Issuers is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or the Public Utility Holding Company Act of 1935, as amended.

                  (ff) None of the Issuers has dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Transactions, and none of the Issuers is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Initial Purchaser as set forth in the Offering Circular).

                  (gg) None of the Issuers is engaged in any unfair labor practice. Except as disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the actual knowledge of the Issuers, after reasonable inquiry, threatened against any of the Issuers before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened,
      (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the actual knowledge of the Issuers after reasonable inquiry, threatened against any of the Issuers, and (iii) no union representation question existing with respect to the employees of any of the Issuers, and, to the actual knowledge of the Issuers after reasonable inquiry, no union organizing activities are taking place that, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (hh) Except as would not have a Material Adverse Effect or as disclosed in the Offering Circular, (i) the Company is not in violation of any federal, state or local laws and regulations (collectively, "Environmental Laws") relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), including, without limitation, noncompliance with or lack of any permits or other environmental authorizations; (ii) there are no past, present or reasonably foreseeable circumstances that would be reasonably expected to lead to any such violation in the future; (iii) the Company has not received any communication from any person or entity alleging any such violation; (iv) there is no pending or, to the actual knowledge of the Issuers after reasonable inquiry, threatened claim, action, investigation or notice by any person or entity against the Company or against any person or entity for whose acts or omissions the Company is or may reasonably be expected to be liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or other response costs, natural resources or property damages, personal injuries, attorney's fees or penalties relating to any Materials of Environmental Concern or any violation or potential violation of any Environmental Law (collectively, "Environmental Claims"), and (v) to the actual knowledge of the Issuers after reasonable inquiry, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim.

                  In the ordinary course of business, the Company (i) conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, and the Company has identified and evaluated associated costs and liabilities, and any capital or operating expenditures, required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties; and (ii) has conducted environmental investigations of, and has reviewed information regarding, its business, properties and operations, and those of other properties within the vicinity of its businesses, properties and operations; on the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Offering Circular, any costs and liabilities associated with such matters would not have a Material Adverse Effect on the Company.

                  (ii) No statement, representation or warranty made by any of the Issuers or, to the actual knowledge of the Issuers after reasonable inquiry, any other person (other than the Initial Purchaser) in any of the Documents or in any certificate or document required to be delivered was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by any officer of any of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the Transactions shall be deemed to be a representation and warranty by each of the Issuers to the Initial Purchaser as to the matters covered thereby.

            7. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

                  (a) It is a QIB.

                  (b) It (i) is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and
      (ii) will be soliciting offers for the Units only from, and will be reoffering and reselling the Units only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A or
      (B) a limited number of Accredited Investors that execute and deliver to each of the Issuers and the Initial Purchaser a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

                  (c) No form of general solicitation or general advertising in violation of the Act has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

                  (d) In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, Eligible Initial Purchasers who, in purchasing such Units, will be deemed to have represented and agreed (i) if such Eligible Initial Purchasers are QIBs, that they are purchasing the Units for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that the Units, the Series A Notes and the Convertible Preferred Membership Interests will not have been registered under the Act and may be resold, pledged or otherwise transferred, prior to the date that is two years (or such other period that may hereafter be provided under Rule 144(k) as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Units and the last date on which any of the Issuers or any of their respective affiliates was the owner of the Units, the Series A Notes and the Convertible Preferred Membership Interests only (A) to the Issuers, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Units, the Series A Notes and the Convertible Preferred Membership Interests are eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a QIB that purchases for its own account or the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) to an institutional "accredited investor" within the meaning of subparagraph (a)( 1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Units for its own account or the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

                  (e) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly authorized by it.

            8. Indemnification.

                  (a) Each of the Issuers shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any act, omission, transaction or event contemplated by the Documents; provided that (i) the Issuers shall not be liable to any Indemnified Party for any Losses that arise from the gross negligence or willful misconduct of such Indemnified Party, and (ii) the Issuers will not be liable in any such case to the extent that any such Loss is judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) to have resulted from any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any supplements or amendments thereto in reliance upon and in conformity with written information provided by and concerning the Initial Purchaser specifically for use therein. The Issuers hereby acknowledge that the only information so provided by the Initial Purchaser is the information concerning the Initial Purchaser contained in the third, fifth and sixth paragraphs under the caption "Plan of Distribution" in the Offering Circular. The Issuers shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which consent shall not be unreasonably withheld. This indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser with respect to Losses incurred pursuant to a third party claim by a purchaser of the Securities if the Initial Purchaser failed to send or give a copy of the Offering Circular (as the same may be amended or supplemented) to such person at or prior to the written confirmation of the sale of the Securities to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary Offering Circular was corrected in the Offering Circular. The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which any of the Issuers is aware in connection with the matters addressed by this Agreement which involves any of the Issuers and any of the Indemnified Parties.

                  (b) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder, such Indemnified Party shall give prompt written notice to the Issuers; provided, that the failure to so notify the Issuers shall not relieve any of the Issuers from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Issuer has been prejudiced by such failure.

                  None of the Issuers shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Initial Purchaser, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

                  (c) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then the Issuers, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchaser, bear to the total price of the Units in Exempt Resales in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

                  Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
      Section 8(c), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the Units purchased by it exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Issuers may otherwise have to the Indemnified Parties.

                  9. Conditions.

                  (a) The obligations of the Initial Purchaser to purchase the Units under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                        (i) All the representations and warranties of each of the Issuers in each of the Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuers and, to the actual knowledge of the Issuers, after reasonable inquiry, each other party to the Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy could not reasonably be expected to have a Material Adverse Effect).

                        (ii) The Offering Circular shall have been printed and copies made available to the Initial Purchaser not later than 12:00 noon, New York City time, on the first business day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

                        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the actual knowledge of the Issuers after reasonable inquiry, be pending or contemplated as of the Closing Date.

                        (iv) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. Except as disclosed in the Offering Circular, no Proceeding shall be pending or, to the actual knowledge of each of the Issuers after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Securities, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                        (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

                        (vi) The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of B and B2 from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                        (vii) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Issuers or any securities of any of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Issuers or any securities of any of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                        (viii) The Initial Purchaser shall have received on the Closing Date:

                        (A) certificates dated the Closing Date, signed by (1)
            the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers, on behalf of such Issuer,
            (x) confirming the matters set forth in paragraphs (i), (iii), (iv),
            (v), (vii) and (xiii) of this Section 9(a), and (y) certifying as to such other matters as the Initial Purchaser may reasonably request,

                        (B) a certificate dated the Closing Date, signed by the
            (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers, on behalf of such Issuer stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the actual knowledge of such persons, after reasonable inquiry, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers believe to be reliable and accurate, which certificate shall be in form and substance reasonably satisfactory to counsel for the Initial Purchaser and may specifically reference certain industry, statistical and market-related data contained in the Offering Circular,

                        (C) a certificate, dated the Closing Date, signed by the
            Secretary of each of the Issuers, certifying such matters as the Initial Purchaser may reasonably request, and

                        (D) a certificate of solvency, dated the Closing Date,
            signed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser.

                        (ix) The Initial Purchaser shall have received:

                        (A) the opinions (in form and substance satisfactory to
            the Initial Purchaser and counsel to the Initial Purchaser) of Mayer, Brown & Platt, special counsel to the Issuers, dated the Closing Date, in the form of Exhibit A hereto;

                        (B) the tax opinion (in form and substance reasonably
            satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) of Mayer, Brown and Platt, addressed to the Initial Purchaser, stating that based upon current law, including relevant statutes, regulations and judicial and administrative precedents, and upon assumptions and subject to qualifications made therein, for United States federal income tax purposes (1) the Company is, and will be, classified as a partnership and not as an association or a publicly traded partnership taxable as a corporation, (2) PGP is, and will be, classified as a partnership and not as an association or a publicly traded partnership taxable as a corporation, (3) the Series A Notes will be classified as indebtedness, and (4) the statements in the Offering Circular under the heading "Certain United States Federal Income Tax Considerations" and "Risk Factors-Publicly Traded Partnership Classification" to the extent that they describe matters of law or legal conclusions, are correct in all material respects;

                        (C) the opinions (in form and substance reasonably
            satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) of Lane & Waterman, special Iowa counsel to the Issuers, dated the Closing Date, substantially in the form of Exhibit B hereto;

                        (D) the opinions (in form and substance reasonably
            satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) of Mitchell, Silberberg & Knupp, LLP, special counsel to the Issuers, dated the Closing Date, substantially in the form of Exhibit C;

                        (E) reliance letters from each counsel or special
            counsel to each of the Issuers, GDREC and HCI (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, permitting the Initial Purchaser to rely on all other opinions rendered by such counsel in connection with any of the Transactions; and

                        (F) an opinion, dated the Closing Date, of Skadden,
            Arps, Slate, Meagher & Flom LLP, and Dorsey & Whitney LLP, each in form and substance reasonably satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

                        (x) The Initial Purchaser shall have received from each of Deloitte & Touche LLP and Honkamp Krueger & Co. P.C., both independent public accountants, with respect to the Issuers, (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that each of Deloitte & Touche LLP and Honkamp Krueger & Co. P.C. reaffirm the statements made in its letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                        (xi) The Documents shall have been executed and delivered by all parties thereto and the Initial Purchaser shall have received a fully executed original of each Document.

                        (xii) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions.

                        (xiii) Each of the Transactions shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Circular. The terms of each Document shall conform in all material respects to the description thereof in the Offering Circular.

                        (xiv) The Initial Purchaser shall have received (except with respect to Permitted Liens (as defined in the Indenture)) copies of duly executed payoff letters, UCC-3 termination statements (subject to the reasonable payoff and delivery requirements of each creditor), mortgage releases and other collateral releases and terminations, each in form and substance reasonably satisfactory to the Initial Purchaser evidencing (A) the termination of each agreement and instrument relating to any indebtedness secured by the Collateral and (B) the release of each item of Collateral securing such indebtedness and the termination of all Liens created thereunder, and each such payoff letter, release and termination shall be in full force and effect.

                        (xv) The Issuers shall have furnished to the Initial Purchaser the Security Documents duly executed by the Company, together with:

                        (A) duly executed financing statements, appropriate for
            filing in all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Security Documents, covering the Collateral;

                        (B) contemplated requests for information, listing all
            effective financing statements filed as of the date thereof in the jurisdictions referred to in the prior subparagraph that name any of the Issuers, GDREC or HCI as debtor, together with copies of such financing statements (none of which shall cover the Collateral described in the Security Documents (unless such financing statements evidence Permitted Liens or are to be terminated pursuant to the terms thereof));

                        (C) reasonable evidence that all other actions necessary
            or desirable to perfect and protect the Liens created by the Security Documents and contemplated thereby have been taken;

                        (D) the Shore Mortgage, duly executed by the Company,
            together with:

                        (1) evidence that counterparts of the Shore Mortgage
                  have been duly executed for recording on or after the date of the Closing Date in all filing or recording offices that the Trustee may deem reasonably necessary or desirable in order to create a valid first priority and subsisting Lien on the property described therein in favor of the Trustee and the holders of the Notes and that all filing and recording taxes and fees have been paid;

                        (2) a fully paid title insurance policy or written
                  commitment for such policy (the "Mortgage Policy") in form and substance, with endorsements and in amounts reasonably acceptable to the Trustee, issued, coinsured and reinsured by title insurers reasonably acceptable to the Trustee, insuring the Shore Mortgage to be a valid first priority and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Liens permitted by the Indenture, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Trustee may deem reasonably necessary or desirable;

                        (3) a non-encroachment letter from IIW Engineers and
                  Surveyors, P.C., Dubuque, Iowa, certifying to the absence of encroachments upon the real property. The Company shall further provide a survey, certified to the Trustee and issuer of the Mortgage Policy in a manner satisfactory to the Trustee by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and reasonably acceptable to the Trustee, showing all buildings and other improvements, any off-site improvement, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvement or onto such property, and other defects, other than encroachments and other defects reasonably acceptable to the Trustee, within thirty (30) days of Closing in accordance with the terms of the Ship Mortgage.

                        (4) such consents and agreements of lessors and other
                  third parties, as the Trustee may deem reasonably necessary or desirable;

                        (5) such evidence of the insurance required by the terms
                  of the Shore Mortgage and the Security Agreement; and

                        (6) such evidence that all other action that the Trustee
                  may deem necessary or desirable in order to create a valid first priority and subsisting Lien has been taken;

                        (E) the Ship Mortgage, duly executed by the Company,
                  together with:

                        (1) evidence that counterparts of the Ship Mortgage have
                  been duly executed for recording on or after the date of the Closing Date with the United States Coast Guard National Vessel Documentation Center, in order to create a valid first preferred mortgage under the Ship Mortgage Act on the Ship in favor of the Trustee and the holders of the Notes and that all filing and recording taxes and fees will be paid upon recording of such Ship Mortgage;

                        (2) such evidence that all other action that the Trustee
                  may deem necessary or desirable in order to create a valid first preferred mortgage on the Ship has been taken; and

                        (3) such evidence of the insurance required by the terms
                  of the Ship Mortgage and the Security Agreement.

                        (xvi) Counsel to the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (b) The obligation of each of the Issuers to sell the Units under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                        (i) The Initial Purchaser shall have delivered payment to the Issuers for the Units pursuant to Sections 2 and 4 of this Agreement.

                        (ii) All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Units; and no stop order suspending the qualification or exemption from qualification of any of the Units in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

                        (iv) The Acquisitions shall have been consummated in accordance with the terms and provisions of the Acquisition Agreements.

            10. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

                  (a) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), taken as a whole, of any of the Issuers, whether or not arising in the ordinary course of business, that could, in the Initial Purchaser's judgment, be reasonably expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

                  (b) the failure of any of the Issuers to satisfy the conditions contained in Section 9(a) hereof on or prior to the fifth business day following the date of this Agreement;

                  (c) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere could be reasonably expected to make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Units;

                  (d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

                  (e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any of the Issuers, taken as a whole;

                  (f) any securities of any of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 431 (g)(2) under the Act; or

                  (g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

            The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of each of the Issuers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Units, and payment for them hereunder, and (iii) any termination of this Agreement. Without limiting the foregoing, except as set forth in Section 11 hereof, notwithstanding any termination of this Agreement, the Issuers shall be jointly and severally liable
(i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof and (ii) pursuant to Section 8 hereof.

            11. Default by Initial Purchaser. If the Initial Purchaser shall willfully or through gross negligence breach its obligations to purchase the Units that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuers for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any of the Issuers. Nothing herein shall relieve the defaulting Initial Purchaser from liability for its default.

            12. Miscellaneous.

                  (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, c/o the Company at 3rd Street Ice Harbor, P.O. Box 1683, Dubuque, Iowa, 52004-1683,
      Attention: M. Brent Stevens, with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq. and (ii) if to the Initial Purchaser, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025,
      Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michael A. Woronoff, Esq. (provided that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

                  (b) This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers, the Initial Purchaser and, to the extent provided in

      Section 8 hereof, the controlling persons officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers' covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

                  (c) This Agreement shall be construed and interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of New York, including without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Laws and New York Civil Practice Laws and Rules 327(b). Each of the Issuers hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuers irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceedings brought in such court has been brought in an inconvenient forum. Each of the Issuers irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuers at the address set forth herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Initial Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any of the Issuers in any other jurisdiction.

                  (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                                                Very truly yours,


                                                PENINSULA GAMING COMPANY, LLC

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                PENINSULA GAMING CORP.

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                PENINSULA GAMING PARTNERS, LLC

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.


By:
    --------------------------
    Name:
    Title:

                                    EXHIBIT A

                     Form of Opinion of Mayer, Brown & Platt

1. Each of the Issuers has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware.

2. Each of the Issuers has corporate or limited liability company power and authority, as applicable, to (a) own, lease and operate its properties and to conduct its business as currently conducted as described in the Offering Circular, and (b) consummate the Transactions and enter into and perform its obligations under each of the Documents to which it is a party.

3. Each of the Issuers is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect.

4. The total authorized membership interests of the Company consists of__________ common membership interests and ________ preferred membership interests, the total authorized capital stock of PGC consists of__________ shares of common stock and the total authorized membership interests of PGP consists of__________ voting common membership interests, ______ non-voting common membership interests and ___________ convertible preferred membership interests. Each membership interest of each of the Company and PGP that is issued and outstanding is duly authorized and validly issued, fully paid and nonassessable and each share of capital stock of PGC that is issued and outstanding is duly authorized and validly issued, fully paid and nonassessable. The authorized membership interests of the Company and PGP and the authorized capital stock of PGC conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Circular. Immediately following the Closing, (a) the only direct or indirect subsidiary of the Company will be PGC, PGC will have no direct or indirect subsidiaries and the only direct or indirect subsidiary of PGP will be the Company and PGC, (b) except as set forth in clause (a) above, none of the Issuers will directly or indirectly own any capital stock or other equity interest in, or be a partner of, any other person and (c) the Company will directly own 100% of the outstanding shares of capital stock of PGC, PGP will directly own 100% of the outstanding common membership interests of the Company, free and clear of all Liens, and all of such shares of capital stock or membership interests were not issued in violation of, or subject to, any preemptive or similar rights.

5. To such counsel's knowledge, without special inquiry beyond that stated in the opinion, except for the Convertible Preferred Membership Interests and as disclosed in the Offering Circular, there are no outstanding (a) securities convertible into or exchangeable for any membership interests of either the Company or PGP or the capital stock of PGC, (b) options, warrants or other rights to purchase or subscribe for membership interests of either the Company or PGP or the capital stock of PGC or (c) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any membership interests of either the Company or PGP or capital stock of PGC, any such convertible or exchangeable securities, or any such options, warrants or rights.

6. Each of the Issuers has duly authorized, executed and delivered the Purchase Agreement.

7. Each of the Company and PGC has duly authorized, executed and delivered the Registration Rights Agreement and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) the Registration Rights Agreement constitutes a valid and binding agreement of each of the Company and PGC, enforceable against each of the Company and PGC in accordance with its terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements.

8. Each of the Company and PGC has duly authorized, executed and delivered the Indenture and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture constitutes a valid and binding agreement of each of the Company and PGC, enforceable against each of the Company and PGC in accordance with its terms, except as the enforcement thereof may be limited by
(i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements.

9. The Series A Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by each of the Company and PGC and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Company and PGC, enforceable against each of the Company and PGC in accordance with their terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements, and will be entitled to the benefits of the Indenture. The Series B Notes have been duly authorized by each of the Company and PGC and, when issued and executed by each of the Company and PGC and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered in the registered exchange offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of each of the Company and PGC, enforceable against each of the Company and PGC in accordance with their terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements, and will be entitled to the benefits of the Indenture.

10. The Convertible Preferred Membership Interests have been duly authorized and, when issued and delivered against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable and, to such counsel's knowledge, without special inquiry beyond that stated in the opinion, not issued in violation of, or subject to, any preemptive right or similar rights.

11. The Common Membership Interests which will be issuable upon conversion of the Convertible Preferred Membership Interests have been duly authorized and reserved for issuance upon conversion of the Convertible Preferred Membership Interests and, when issued upon conversion of the Convertible Preferred Membership Interests as provided in the operating agreement of PGP, will be validly issued, fully paid and nonassessable and, to such counsel's knowledge, without special inquiry beyond that stated in the opinion, not issued in violation of, or subject to, any preemptive or similar rights.

12. The form of certificates evidencing the Convertible Preferred Membership Interests and Common Membership Interests is in due and proper form and complies in all material respects with the requirements of the Delaware General Corporation Law.

13. Except as disclosed in the Offering Circular, there is no Proceeding before or by any Governmental Authority now pending or, to such counsel's knowledge, without special inquiry beyond that stated in the opinion, threatened either (a) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the transactions contemplated thereby or (b) that could, singly or in the aggregate, have a Material Adverse Effect.

14. The terms of the Securities, the Indenture, the Registration Rights Agreement, the Acquisition Agreements and the PGP operating agreement conform in all material respects to the descriptions thereof contained in the Offering Circular. The information in the Offering Circular under "Risk Factors-Inability to Repurchase Securities When Required," "Business-Legal Proceedings," "Management-Employment Agreements," "Principal Securityholders," "Certain Relationships and Related Transactions-Managing Member Indemnification," "-Operating Agreement of PGP," "Description of PGCL Membership Interests," "Description of Units," "Description of Notes," "Description of PGP Membership Interests" and "Notice to Investors" to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents, summaries of proceedings or legal conclusions, is complete and correct in all material respects.

15. None of the Issuers is in violation of or is in default under its Charter Documents.

16. No authorizations, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (other than those which have been obtained) is required in connection with, or as a condition to, the execution, delivery or performance of the Documents or for the consummation of the Transactions. Without limiting the foregoing, assuming (a) that the Eligible Purchasers who buy the Units in the Exempt Resales are QIBs or Accredited Investors, (b) the accuracy of the representations and warranties of the Initial Purchaser and the Issuers contained in the Purchase Agreement, (c) the accuracy of the representations made by each Accredited Investor that purchases the Units pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular, (d) the Initial Purchaser's compliance with the offering and transfer procedures and restrictions described in the Offering Circular and (e) the proceeds of the sale of the Units are utilized as described in the Offering Circular, the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Circular and the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement do not require registration under the Securities Act of 1933, as amended, and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that such counsel need not express any opinion as to any subsequent resales of any Securities.

17. No securities of any of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

18. To such counsel's knowledge, without special inquiry beyond that stated in the opinion, there are no contracts, agreements or understandings, other than the Registration Rights Agreement, between any of the Issuers and any person granting such person the right to require any of the Issuers to file a registration statement under the Act with respect to any securities of any of the Issuers or to require any of the Issuers to include such securities with the Notes registered pursuant to any registration statement.

19. Neither the execution or delivery of any of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, or result in the imposition of a Lien on any properties of any of the Issuers or any of their respective subsidiaries (other than as contemplated by the Security Documents) or an acceleration of indebtedness pursuant to, (a) the Charter Documents, (b) any Applicable Agreement, other than such breaches, violations or defaults as disclosed in the Offering Circular or that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (c) subject to the assumptions set forth in the second sentence of paragraph 16 hereof, any laws, rules and regulations of the State of New York or of the United States of America which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System).

20. None of the Issuers are subject to regulation, or shall become subject to regulation solely by reason of the consummation of the Transactions under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or the Public Utility Holding Company Act of 1935, as amended.

      Such counsel shall state that in such counsel's capacity as special counsel to the Issuers, such counsel has participated in conferences with representatives of the Issuers, representatives of the accountants of the Issuers, your representatives and counsel, at which conferences the contents of the Offering Circular and related matters were discussed and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as set forth above), nothing has come to such counsel's attention that causes such counsel to believe that the Offering Circular as of its date contained, or on the Closing Date contains, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and notes thereto or other financial data included in the Offering Circular or excluded therefrom).

      In rendering such opinion, such counsel may (i) rely with respect to matters of fact upon the representations and warranties of the Issuers set forth herein, upon certificates of officers of the Issuers and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel's opinion is limited to the federal law of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and
(iv) make any such other customary assumptions and qualifications as may be reasonably acceptable to the Initial Purchaser. The opinion of Mayer Brown & Platt described in this Exhibit A shall be rendered at the request of the Issuers to, and may be relied upon solely by, the Initial Purchaser and shall so state therein.

      Additionally, such counsel need express no opinion on (a) any New York or federal law, rule or regulation relating to (i) pollution, protection of the environment, (ii) zoning, and use, building construction, (iii) labor, employee rights and benefits, or occupational safety and health or (iv) utility regulation, (b) anti-trust laws, (c) except to the extent set forth in paragraphs 17, 20 and 21 and the paragraph immediately preceding this paragraph, state securities laws, including "blue sky" laws of the State of New York, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Public Utility Holding Company Act of 1935, as amended, and the Investment Company Act of 1940, as amended, (d) gaming or liquor laws, (e) maritime laws and (f) laws affecting real estate or the perfection or priority of security interests granted under the Security Documents.

                                    EXHIBIT B

                       Form of Opinion of Lane & Waterman

1. Assuming the due authorization, execution and delivery of each of the Security Documents by the Company, each of the Security Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by
(i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements.

2. Except as disclosed in the Offering Circular, there is no Proceeding before or by any Governmental Authority now pending or to the best of such counsel's knowledge, without special inquiry beyond that stated in the opinion, threatened either (a) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions or (b) that could, singly or in the aggregate, have a Material Adverse Effect.

3. The terms of the Security Documents conform in all material respects to the descriptions thereof contained in the Offering Circular. The information in the Offering Circular under "Offering Circular Summary-The Company," "-Favorable Operating Environment," "Risk Factors-Dependence Upon a Single Gaming Site," "-Competition," "-Gaming Regulations," "-Required Regulatory Redemption," "-DRA Operating Agreement," "-Reauthorization of Gaming in Dubuque County, Iowa," "-Risk Related to Hotel/Ice Harbor Development," "-Liquor Regulation," "-Environmental Matters," "-Taxation," "-Difficulty in Attracting and Retaining Qualified Employees," "-Ability to Realize on Collateral," "-Collateral Value," "The Transactions," the second paragraph of "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business-The Diamond Jo," "-The City of Dubuque," "-Casino Operations," "-Competition," "-Legal Proceedings," "-Properties," "Regulatory Matters" and "Certain Relationships and Related Transactions-Relationship with Dubuque Racing Association" to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents, summaries of proceedings or legal conclusions, is complete and correct in all material respects.

4. There are no legal or governmental proceedings nor any contracts or other documents of which such counsel is aware, which would be required by the Act to be described in a prospectus that have not been described in the Offering Circular.

5. None of the Issuers are in violation of or are in default under, to the best of such counsel's knowledge, any Applicable Law or Applicable Agreement (to the extent they are a party thereto), except for such violations or defaults that could not, singly or in the aggregate, have a Material Adverse Effect.

6. No authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (including, without limitation, any Iowa gaming authority or regulatory body), other than have been obtained on or before the Closing Date, is required in connection with, or as a condition to, the execution, delivery or performance of the Documents or for the consummation of the Transactions.

7. Neither the execution or delivery of any of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, or result in the imposition of a Lien on any properties of any of the Issuers or any of their respective subsidiaries or an acceleration of indebtedness pursuant to, (a) any Applicable Agreement or (b) any Applicable Law (including, without limitation any applicable provision of law or regulation of the State of Iowa and Title 46 of the United States Code or the regulations thereunder (the "Ship Act")).

8. Each of the Issuers possesses all Permits required or necessary to own or lease, as appropriate, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Offering Circular, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Issuers has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. To the best of such counsel's knowledge, none of the Issuers have received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by each of the Issuers of the Documents, to the extent they are a party thereto, and the consummation by each of the Issuers of the Transactions will not result in the condition, termination, suspension or revocation of any Permit of any of the Issuers or result in any other impairment of the rights of the holder of any such Permit.

9. Each of the Company and the DRA possesses a validly authorized and issued riverboat gaming license from the State of Iowa and is in good standing with Iowa gaming regulators.

10. All leases, contracts and agreements, including those referred to in the Offering Circular to which any of the Issuers is a party or by which any of them is bound are valid and enforceable against such Issuer, are, to such counsel's knowledge, without special inquiry beyond that stated in the opinion, valid and enforceable against the other party or parties thereto, and are in full force and effect.

11. Neither the Trustee nor any present or future owner of a Note is or will be required to qualify to do business as a foreign corporation in the State of Iowa or to comply with the requirements of any foreign lender statute, or is or will become subject to any income, franchise or similar tax imposed by the State of Iowa or any subdivision thereof, solely by reason of the execution, delivery and performance of the Documents and the acquisition and retention of the Liens created and perfected under the Security Documents.

12. The Company has duly authorized, executed and delivered each of the Security Documents, and each of the Security Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Documents, all of which may be limited by equitable principles or applicable laws, rule, regulations, court decisions and constitutional requirements.

13. The Shore Mortgage creates in favor of the Trustee a valid and enforceable mortgage lien on, and security interest in, the right, title and interest of the Company in the Mortgaged Property (as defined in the Shore Mortgage), all as security for the payment of the Obligations (as such term is defined in the Shore Mortgage). The Shore Mortgage is in appropriate form for recording in the office of the County Recorder of Dubuque County, Iowa (the county in which the Land (as such term is defined in the Shore Mortgage) is located), both as a mortgage and as a "fixture filing" within the meaning of the Iowa UCC (as defined below). Upon such recordation, the mortgage Lien of the Shore Mortgage will be perfected with respect to the Company's right, title and interest in and to the Land and Improvements (as such terms is defined in the Shore Mortgage) and Proceeds (as such terms is defined in the Shore Mortgage) thereof now owned or hereafter acquired by the Company, and no other filing or recording of the Shore Mortgage or any other instrument will be necessary to continue the perfection of the mortgage Lien of the Shore Mortgage. Upon such recordation, the security interest in Fixtures (as such term is defined in the Shore Mortgage), and Proceeds of Fixtures (as such term is defined in the Shore Mortgage) will be perfected, and no other filing or recording of the Shore Mortgage or any other instrument will be necessary to continue the perfection of such security interest of the Shore Mortgage in Fixtures and Proceeds of Fixtures.

14. The Security Agreement creates a valid security interest in favor of the Trustee in all right, title and interest of the Company in the Collateral under
Article 9 of the Iowa Uniform Commercial Code (the "Iowa UCC"), all as security for the payment of the Secured Obligations (as such term is defined in the Security Agreement). The Financing Statement (as such term in defined in the Shore Mortgage), is in appropriate form for filing with the Iowa Secretary of State pursuant to the Iowa UCC. Upon the filing of the Financing Statement in the office of the Iowa Secretary of State, the security interest created by the Security Agreement in those items and types of such Collateral in which a security interest may be perfected by filing Iowa UCC financing statements with the Iowa Secretary of State will be perfected.

15. The Company is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is qualified to engage in operating its Vessel (as defined in the Ship Mortgage) in the coastwise trade of the United States.

16. The Company is the sole owner of the whole of the Vessel and has good and marketable title to the Vessel; the Company is eligible under the relevant laws of the United States to own and document the Vessel under the laws and flag of the United States of America, and to operate the Vessel in the trade in which it is authorized to engage; the Vessel is free and clear of any Lien except the Ship Mortgage and such Liens of the character permitted under the Ship Mortgage; the Vessel is documented in the name set forth opposite its official number specified in the Ship Mortgage.

17. Upon due filing of the Ship Mortgage with the United States Coast Guard, Vessel Documentation Office, St. Louis, Missouri, the Ship Mortgage will constitute a valid first "preferred mortgage" on the Vessel within the meaning of the Ship Act in favor of the Trustee. No other filing, recordings, re-filing (periodic or otherwise) or other action will be necessary under the Ship Act to create, perfect or maintain the Ship Mortgage as a "preferred mortgage" within the meaning of the Ship Act.

18. No documentary, stamp or intangible tax, transfer tax or similar charge is payable under Iowa law in connection with the execution, delivery, filing, recordation or performance of the Security Documents in the State of Iowa. However, such counsel advises you that statutory filing fees are payable, calculated on a per document or per page basis, or a combination thereof

19. The Security Documents contain terms and provisions necessary to permit the Trustee, following the occurrence of an Event of Default (as such term is defined in the Indenture), to exercise the rights and remedies commonly and customarily available to secured lenders in the State of Iowa holding mortgages and security interests in properties similar to the Mortgaged Property and Collateral under the laws of the State of Iowa in transactions involving substantial amounts of credit.

20. Certain of the Documents provide that they are governed by the laws of the State of New York. An Iowa court or a federal court in Iowa applying Iowa principles of choice of law, in a properly presented case, would uphold the aforesaid choice-of-law provision. Moreover, in the event that the laws of the State of Iowa were applied to govern such Documents, such Documents will not violate any applicable laws (including usury laws) of the State of Iowa.

      Such counsel shall state that in such counsel's capacity as special counsel to the Issuers, such counsel has participated in conferences with representatives of the Issuers, representatives of the accountants of the Issuers, your representatives and counsel, at which conferences the contents of the Offering Circular and related matters were discussed and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as set forth above), nothing has come to such counsel's attention that causes such counsel to believe that the Offering Circular as of its date contained, or on the Closing Date contains, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and notes thereto or other financial data included in the Offering Circular).

      In rendering such opinion, such counsel may (i) rely with respect to matters of fact upon the representations and warranties of the Issuers set forth herein, upon certificates of officers of the Issuers and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel's opinion is limited to the federal law of the United States and the laws of the State of Iowa, and (iv) make any such other customary assumptions and qualifications as may be reasonably acceptable to the Initial Purchaser. The opinion described in this Exhibit B shall be rendered at the request of the Issuers to, and may be relied upon solely by, the Initial Purchaser and shall so state therein.

            Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                                                Very truly yours,


                                                PENINSULA GAMING COMPANY, LLC

                                                By: /s/ M. Brent Stevens
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                PENINSULA GAMING CORP.

                                                By: /s/ M. Brent Stevens
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                PENINSULA GAMING PARTNERS, LLC

                                                By: /s/ M. Brent Stevens
                                                    ----------------------------
                                                    Name:
                                                    Title:

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.


By: /s/ Nauman Toor
   ----------------------------
   Name: NAUMAN TOOR
   Title: SENIOR VICE PRESIDENT

[Purchase Agreement]